As filed with the Securities and Exchange Commission on May 9, 1997
                            Registration No. 333-6369

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                             ______________________


                        POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ______________________


                           CAMCO FINANCIAL CORPORATION
           __________________________________________________________
             (Exact name of registrant as specified in its charter)


        DELAWARE                      6035                      51-0110823
_________________________     _______________________        _________________
  (State or other               (Primary Standard              (I.R.S.
  jurisdiction                  Industrial                     Employer
  of incorporation or           Classification Code            Identification
  organization)                 Number)                        No.)


                               814 Wheeling Avenue
                              Cambridge, Ohio 43725
                                 (614) 432-5641
           ___________________________________________________________
               (Address, including ZIP Code, and telephone number,
                   including area code, of agent for service)


                                   Copies to:

               MR. LARRY A. CALDWELL       TERRI R. ABARE, ESQ.
               Camco Financial             MARIANNE E. ROCHE, ESQ.
               Corporation                 Vorys, Sater, Seymour and Pease
               814 Wheeling Avenue         221 E. Fourth Street
               Cambridge, Ohio  43725      Suite 2100, Atrium Two
                                           Cincinnati, Ohio  45202



     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement has become effective and all other conditions to the consummation of the transactions described in the closed Prospectus/Joint Proxy Statement have been satisfied or waived.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

CALCULATION OF REGISTRATION FEE


Title of each
class of                                            Proposed
securities                       Proposed maximum   maximum         Amount of
to be            Amount to       offering price     aggregate       registration
registered       be registered   per unit(1)        price(1)        fee
_____________    _____________   ________________   __________      ____________

Common Stock,     940,412           $14.39         $13,533,110.75     $4,667
$1.00 par         shares of
value per share   Common
                  Stock(2)

                  47,022
                  shares of
                  Common
                  Stock(3)

                  987,434           $13.33(5)      $13,167,531.00(5)  $4,540(6)
                  shares of
                  Common
                  Stock(4)


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f) on the basis of the market value of the shares of common stock of First Ashland Financial Corporation on June 14, 1996, as determined pursuant to Rule 457(c), less the aggregate $9.00 cash portion of the Per Share Merger Consideration.

(2) Original number of shares registered at the initial filing of this Registration Statement.

(3) Additional shares to be registered with the filing of this Pre-Effective Amendment No. 1. The number of shares to be registered has increased from 940,412 to 987,434, because the Registrant paid a 5% stock dividend in July 1996, which has resulted in an increase in the number of shares to be issued in this acquisition.

(4)  Total number of shares to be registered under this Registration Statement.

(5) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f) on the basis of the market value of the shares of common stock of First Ashland Financial Corporation on July 26, 1996, as determined pursuant to Rule 457(c), less the aggregate $9.00 cash portion of the Per Share Merger Consideration.

(6) The Registrant paid the registration fee of $4,667 on June 20, 1996, the date of the filing of this Registration Statement. Because the market value of the shares of common stock of First Ashland Financial Corporation on July 26, 1996, was $.025 less than on June 14, 1996, the aggregate registration fee has decreased and no additional filing fee is required for the additional shares to be registered.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

                           CAMCO FINANCIAL CORPORATION


                        POST-EFFECTIVE AMENDMENT NO. 2 TO

                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



     Camco Financial Corporation ("Camco") hereby removes from registration 1,560 shares of Common Stock, because only 985,874 of the 987,434 shares registered were issued in the offering made pursuant to Camco's Registration Statement on Form S-4.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Ohio, on May 8, 1997.

                           CAMCO FINANCIAL CORPORATION


                                          By:  Larry A. Caldwell
                                               _________________________________
                                               Larry A. Caldwell
                                               its President, Chief Executive
                                               Officer and a Director


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on May 8, 1997.


      Signature                           Title


Anthony J. Popp                         Principal Financial Officer, Principal
______________________________          Accounting Officer and a Director
Anthony J. Popp


Samuel W. Speck                         Director
______________________________
Samuel W. Speck


Jeffrey T. Tucker                       Director
______________________________
Jeffrey T. Tucker


James R. Hanawalt                       Director
______________________________
James R. Hanawalt


Robert C. Dix, Jr.                      Director
______________________________
Robert C. Dix, Jr.


Paul D. Leake                           Director
______________________________
Paul D. Leake


Kenneth R. Elshoff                      Director
______________________________
Kenneth R. Elshoff



                                       -3-